This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

FILED PURSUANT TO RULE 424(B)(5)
REGISTRATION NO. 333-198764
REGISTRATION NO. 333-198764-01

Subject to completion, dated March 9, 2015

Preliminary prospectus supplement

(To prospectus dated September 15, 2014)

$

Columbia Property Trust Operating Partnership, L.P.

    % Senior Notes due 20

guaranteed by Columbia Property Trust, Inc.

Interest payable                 and

Columbia Property Trust Operating Partnership, L.P. (the “Operating Partnership”), the primary operating subsidiary of Columbia Property Trust, Inc. (the “REIT”), is offering $         aggregate principal amount of        % Senior Notes due                 , 20        . The Operating Partnership will pay interest on the notes semi-annually in arrears on                 and                 of each year, beginning on                 , 2015. The notes will mature on                 , 20        . The Operating Partnership may redeem some or all of the notes at any time at the prices described under “Description of notes—Optional redemption” in this prospectus supplement.

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities of the Operating Partnership’s subsidiaries, whether secured or unsecured.

The REIT will fully and unconditionally guarantee the payment of principal and interest on the notes. The guarantee will be a senior unsecured obligation of the REIT and rank equally with all other senior unsecured obligations of the REIT and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future indebtedness and other liabilities of the REIT’s and the Operating Partnership’s subsidiaries, whether secured or unsecured.

The notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. You should consider carefully the risks set forth in “Risk factors” beginning on page S-6 of this prospectus supplement, as well as those included in the REIT’s Annual Report on Form 10-K for the year ended December  31, 2014, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per note	Total

Price to public(1)%	$
Underwriting discount %	$
Proceeds to the Operating Partnership (before expenses)(1)%	$

(1)	Plus accrued interest, if any, from March , 2015, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about March     , 2015.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	Wells Fargo Securities

March     , 2015

Prospectus Supplement

Prospectus

S-i

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the notes being offered and other information you should know before investing in our notes.

We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, offering to sell these notes in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the date of the respective document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Columbia Property Trust Operating Partnership, L.P., referred to herein as the Operating Partnership, is a Delaware limited partnership, and Columbia Property Trust, Inc., referred to herein as the REIT or the guarantor, is a Maryland corporation and the sole general partner of the Operating Partnership. In this prospectus supplement and the accompanying prospectus, unless expressly stated or the context otherwise requires, references to “Columbia Property Trust,” “we,” “us” and “our” refer, collectively, to Columbia Property Trust, Inc. and its consolidated subsidiaries, including Columbia Property Trust Operating Partnership, L.P.; the “Company” refers only to Columbia Property Trust, Inc. and not to any of its subsidiaries or affiliates; and the “Operating Partnership” refers only to Columbia Property Trust Operating Partnership, L.P. and not to its parent or subsidiaries or affiliates.

Forward-looking statements

Certain statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We make no representations or warranties (express or

S-ii

implied) about the accuracy of any such forward-looking statements, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•	our ability to find suitable investments and achieve our investment objectives and returns on investment;

•	the impact of economic conditions on the creditworthiness of our tenants and possible declines in occupancy and market rental rates;

•	the effect of changes in general economic conditions and regulatory matters germane to the real estate industry on our operating results and the value of our real estate properties;

•	our dependence on tenants for our revenue, and the negative effect of lease defaults or terminations on our financial condition, results of operations and ability to make distributions;

•	the performance of future acquisitions and required renovation costs in connection therewith;

•	our ability to sell a property when we plan to do so;

•	the impact of uninsured losses relating to real property or excessively expensive premiums for insurance coverage on our net income, business or financial condition;

•	our ability to fund the future capital needs of our properties;

•	potential development and construction risks and delays that could result in increased costs;

•	our level of mortgage and other indebtedness, including future increases in interest rates and our ability to finance or refinance properties;

•	limitations due to restrictive covenants under our debt instruments;

•	a downgrade in the credit rating of our debt;

•	litigation that we may be subject to;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	the costs of complying with governmental laws and regulations;

•	liabilities arising from previously undetected environmental conditions;

•	defaults by the purchasers in seller-financing transactions;

•	our dependence on our executive officers and employees;

•	a breach of our privacy or information security systems;

S-iii

•	our failure to qualify as a REIT; and

•

other factors, including the risk factors discussed under Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2014, which has been incorporated into this prospectus supplement by reference.

S-iv

Summary

This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement and the accompanying prospectus, including “Risk factors,” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes.

Columbia Property Trust, Inc. and Columbia Property Trust Operating Partnership, L.P.

Columbia Property Trust, Inc. is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust for federal income tax purposes and owns and operates commercial real estate properties. The Company was incorporated in 2003, commenced operations in 2004, and listed its common stock on the New York Stock Exchange in 2013. The Company conducts its business primarily through Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, or the Operating Partnership. The Company is the sole general partner of the Operating Partnership and possesses full legal control and authority over its operations. The Operating Partnership is directly and indirectly 100% owned by the Company. The Operating Partnership acquires, develops, owns, leases and operates real properties directly, through wholly-owned subsidiaries and through joint ventures.

We typically invest in high-quality, income-generating office properties. As of January 31, 2015, we owned interests in 38 office properties and one hotel, which includes 55 operational buildings, comprising approximately 16.6 million square feet of commercial space located in 15 U.S. metropolitan statistical areas. Of these office properties, 37 are wholly owned and one is owned through a consolidated subsidiary. As of December 31, 2014, our office properties were approximately 93.3% leased.

Our principal executive offices are located at One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328. Our main telephone number is (404) 465-2200. Our website is http://www.columbiapropertytrust.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Recent developments

As previously disclosed, in January 2015, we acquired the 116 Huntington Avenue Building in Boston, Massachusetts, for $152.0 million, and a portfolio of two assets, containing the 315 Park Avenue South Building in New York City, New York, and the 1881 Campus Commons Building in Reston, Virginia, for $436.0 million. After giving effect to these acquisitions, our portfolio is approximately 93% leased, with 61% of our portfolio located in central business districts and 72% having multi-tenant leases, based on annualized lease revenue as of December 31, 2014 adjusted for these transactions.

We are also targeting the disposition of the following 14 assets during 2015:

•	1580 West Nursery Road in Baltimore, Maryland;

•	550 King Street and Robbins Road in Boston, Massachusetts;

•	215 Diehl Road, 263 Shuman Boulevard, 544 Lakeview, Acxiom, Bannockburn Lake III, The Corridors III and Highland Landmark in Chicago, Illinois;

•	800 North Frederick in suburban Maryland;

•	1881 Campus Commons in suburban Washington D.C.; and

•	170 Park Avenue and 180 Park Avenue in North New Jersey.

In addition, Brian Berry has resigned from his position of senior vice president - Eastern Region. The responsibilities for the Company’s primary assets in the Eastern region are being allocated to the Company’s real estate leadership team under the oversight of Nelson Mills, president and chief executive officer. The company remains committed to supporting its regionalized asset management platform.

The offering

The following is a brief summary of certain terms of the notes and is not intended to be complete. For a more complete description of the terms of the notes, please refer to the section entitled “Description of notes” in this prospectus supplement.

Issuer	Columbia Property Trust Operating Partnership, L.P.

Notes Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity	The notes will mature on , 20 , unless earlier redeemed.

Interest	The notes will bear interest at a rate of % per year, accruing from , 2015. Interest on the notes will be payable semi-annually in arrears on and of each year, beginning , 2015.

Ranking of Notes	The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

Guarantee	The notes will be fully and unconditionally guaranteed initially only by the REIT, which is the only guarantor of the Operating Partnership’s term loan facility and its outstanding 5.875% senior notes due 2018. The REIT’s guarantee will be a senior unsecured obligation of the REIT and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The REIT’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s and the Operating Partnership’s subsidiaries.

If, at any time after the issuance of the notes, a subsidiary of the Operating Partnership or the REIT (including any future subsidiary) guarantees more than $35 million of our indebtedness for money borrowed or more than $35 million of the indebtedness for money borrowed of the Operating Partnership’s or the REIT’s other subsidiaries, we or the REIT, as applicable, will cause such subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture.

As of December 31, 2014, the indebtedness and other liabilities of the subsidiaries of the REIT (other than the Operating Partnership) and the subsidiaries of the Operating Partnership were approximately $980.9 million (excluding intercompany indebtedness and liabilities). Such subsidiaries generated 100% of the REIT’s consolidated total revenues for the year ended December 31, 2014. The assets of such subsidiaries represented 100% of the REIT’s total consolidated assets as of December 31, 2014.

Optional Redemption	The Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, in each case prior to , 20 ( months prior to the stated maturity date of the notes), at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) a “make-whole” amount, plus, in each case, unpaid interest, if any, accrued to, but not including, the date of redemption. In addition, at any time on or after , 20 ( months prior to the stated maturity date of the notes), the Operating Partnership may, at its option, redeem the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption. See “Description of notes—Optional redemption.”

Certain Covenants	The indenture governing the notes contains various covenants, including covenants with respect to limitations on the incurrence of debt. These covenants are subject to a number of important qualifications and exceptions. For additional information, see “Description of notes—Certain covenants.”

Form and Denomination	The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC. Except in the limited circumstances described under “Description of notes—Book-entry settlement and clearance”, notes in certificated form will not be issued or exchanged for interests in global securities.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $ million, after deducting the underwriting discount and the estimated expenses of this offering. We intend to use the net proceeds from this offering to repay our $300 million unsecured term loan (the “Bridge Loan”) and for general corporate purposes. See “Use of proceeds.”

Further Issuances	The Operating Partnership may issue additional notes of a series having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any difference in the issue date, price to the public, interest accrued prior to the issue date of the additional notes, and, if applicable, any difference in the first interest payment date. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

No Trading Market	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee	U.S. Bank National Association

Governing Law	State of New York.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. In particular, you should evaluate the information set forth under “Forward-looking statements” and “Risk factors” in this prospectus supplement and “Item 1A. Risk Factors” in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, before deciding whether to invest in the notes.

Conflicts of Interest	Affiliates of the underwriters are lenders under the Company’s Bridge Loan and will receive more than 5% of the proceeds of the offering. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. See “Underwriting (Conflicts of interest)—Conflicts of interest.”

Risk factors

An investment in the notes offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. Investors should carefully consider the following risk factors and the risk factors related to our business identified in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2014 and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before acquiring any of the notes. The occurrence of any one or more of these risks could materially and adversely affect your investment in the notes.

Risks relating to the notes

We have and may continue to incur indebtedness which could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes and our other indebtedness.

We have, and, after giving effect to the offering of the notes will continue to have, indebtedness which requires substantial interest payments. As of December 31, 2014, after giving effect to the offering of the notes, the Company and its subsidiaries have total indebtedness of $         billion, including $         million outstanding under the notes, $249.2 million outstanding under the 5.875% senior notes due 2018 (net of approximately $0.8 million of remaining initial issuance discount), $980.9 million outstanding under mortgage loans with fixed interest rates (or with interest rates that are effectively fixed when considered in connection with an interest rate swap agreement), $450.0 million outstanding under our tem loan and $0 million outstanding under our line of credit.

We may be able to incur substantial additional indebtedness in the future. Subject to certain exceptions, the terms of the indenture governing the notes will not prohibit us from doing so. Our current and future levels of indebtedness could have significant consequences. For example, it could:

•

make it more difficult for us to satisfy our obligations under the notes offered hereby, as well as under our other debt facilities, exposing us to the risk of default, which could result in a foreclosure on our assets, which, in turn, would negatively affect our ability to operate as a going concern;

•

require us to dedicate a substantial portion of our cash flow from operations to interest and principal payments on our indebtedness, reducing the availability of our cash flow for other purposes, such as capital expenditures, acquisitions, dividends and working capital;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	increase our vulnerability to general adverse economic and industry conditions;

•	place us at a disadvantage compared to our competitors that have less debt;

•	expose us to fluctuations in the interest rate environment because the interest rates on a portion of our indebtedness are variable and are not subject to an interest rate swap agreements;

•	increase our cost of borrowing; and

•	limit our ability to borrow additional funds.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

Similarly, the REIT’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The REIT’s guarantee of the notes will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness and guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries (other than the Operating Partnership).

In the event of the bankruptcy, liquidation, reorganization or other winding up of the Operating Partnership or the REIT, assets that secure any of their respective secured indebtedness and other secured obligations will be available to pay their respective obligations under the notes or the guarantee, as applicable, and their other respective unsecured indebtedness and other unsecured obligations only after all of their respective indebtedness and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes or the guarantee, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiaries of the Operating Partnership or the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the REIT (including the guarantee), as the case may be, will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that the Operating Partnership or the REIT is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by the Operating Partnership or the REIT, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or the REIT, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the REIT (including the guarantee), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than the Operating Partnership or the REIT, as the case may be.

The REIT has no significant operations, other than as the Operating Partnership’s general partner and through its other subsidiaries, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating Partnership and its other direct subsidiaries.

The notes will be guaranteed by the REIT. However, the REIT has no significant operations, other than as general partner of the Operating Partnership and through its other subsidiaries, does not directly own any real estate assets and does not own any other material assets, other than its investment in the Operating

Partnership and its other direct subsidiaries. Furthermore, the REIT’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness and secured guarantees of the REIT (to the extent of the value of the collateral securing such indebtedness or guarantees); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the REIT’s subsidiaries (other than the Operating Partnership).

As of December 31, 2014, the indebtedness and other liabilities of the subsidiaries of the REIT (other than the Operating Partnership) and the subsidiaries of the Operating Partnership were approximately $980.9 million (excluding intercompany indebtedness and liabilities). Such subsidiaries generated 100% of the REIT’s consolidated total revenues for the year ended December 31, 2014. The assets of such subsidiaries represented 100% of the REIT’s total consolidated assets as of December 31, 2014.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

We cannot assure you that our business will generate sufficient cash flow to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, refinance our debt obligations and fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations and available cash will be adequate for the foreseeable future to meet our anticipated requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market, and we cannot assure you that an active trading market for the notes will develop or continue. If traded after their initial issuance, the notes may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they presently intend to make a market in the notes. However, the underwriters will not be obligated to do so. Any market-making activity, if initiated, may be discontinued at any time and without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes. The liquidity of any market for the notes will depend upon, among other facts, the number of holders, our results of operations and financial condition, the market for similar securities and the interest of securities dealers in making a market in the notes.

The market price of the notes may be subject to fluctuations.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial performance;
•	the amount of our outstanding indebtedness;

•	prevailing market interest rates;
•	the market for similar securities;
•	the ratings of the notes;
•	the size and liquidity of the market for the notes; and
•	general economic conditions.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

A downgrade in our credit rating could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the Operating Partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. Additionally, credit rating agencies evaluate the industry in which we operate as a whole and may change their credit rating for us based on their overall view of such industry. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the notes).

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

The indenture will not afford holders of the notes protection in the event of a change of control of the Operating Partnership or the REIT or a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or the REIT’s assets or similar transactions that may adversely affect the holders of the notes. The Operating Partnership or the REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of the Operating Partnership’s or the REIT’s assets or a merger or consolidation that may increase the amount of the Operating Partnership’s or the REIT’s indebtedness or substantially change the Operating Partnership’s or the REIT’s assets, which may have a material adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes, or on the REIT’s ability to pay amounts due under its guarantees of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require the Operating Partnership or the REIT to repurchase or redeem the notes in the event of a transaction of the nature described above.

Use of proceeds

We expect that the net proceeds from this offering will be approximately $         million, after deducting the underwriting discount and the estimated expenses of this offering. We intend to use the net proceeds from this offering to repay our outstanding $300 Bridge Loan and for general corporate purposes.

The Bridge Loan bears interest at a rate of LIBOR plus 1.15% and is currently 1.29% and matures on July 6, 2015, with an option to extend for an additional six-month period subject to certain fees and the satisfaction of certain other conditions. Affiliates of J.P. Morgan Securities LLC, Morgan Stanley & Co, LLC and Wells Fargo Securities, LLC are lenders under our Bridge Loan and will receive a portion of the net proceeds from this offering through repayment. See “Underwriting (Conflicts of interest)—Conflicts of interest.”

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2014 (i) on an actual basis, (ii) on an as adjusted basis to reflect the January acquisitions and (iii) on an as further adjusted basis to give effect to the offering of the notes and the use of proceeds therefrom. See “Use of proceeds.” This table should be read in conjunction with, and is qualified in its entirety by reference to, the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes.

	As of December 31, 2014
(Dollars in thousands)	Actual	As adjusted	As further adjusted
Cash and cash equivalents:	$149,790	$1,790	$

Long-term debt:
$450 million term loan	450,000	450,000		450,000
2018 bonds payable, net of discount(1)	249,182	249,182		249,182
Mortgage notes	980,884	980,884		980,884
Notes offered hereby(2)	—	—
Total long-term debt	1,680,066	1,680,066

Short-term debt:
Unsecured bridge loan	—	300,000		—
Unsecured line of credit	—	140,000		(3)

Total short-term debt	—	440,000

Total debt	1,680,066	2,120,066

Total stockholders’ equity	2,733,478	2,733,478		2,733,478

Total capitalization	$4,563,334	$4,855,334	$

(1)	Reflects amounts outstanding net of unamortized original issuance discount of $0.8 million.
(2)	Reflects the aggregate principal amount of the notes offered hereby and does not reflect any original issue discount on the notes.
(3)	Reflects repayments with cash from operations subsequent to the January acquisitions.

Ratio of earnings to fixed charges

The table below presents our ratio of earnings to fixed charges for each of the periods indicated:

	Years ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	2.35	1.22	1.70	1.79	1.47

(1)	For the years ended December 31, 2013, 2012, 2011 and 2010, amounts have been retroactively adjusted as appropriate, including classifying revenues and expenses from properties sold as discontinued operations for the years ended December 31, 2014, 2013, 2012, 2011 and 2010.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings consist of net income, plus fixed charges, less net income attributable to noncontrolling interests. Fixed charges consist of interest expense, including interest expense included in discontinued operations.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

Description of notes

As used in this “Description of notes,” references to the “Issuer,” “we,” “our,” or “us” refer solely to Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, and not to any of its subsidiaries, and references to the “REIT” refer solely to Columbia Property Trust, Inc., a Maryland corporation, and not to any of its subsidiaries, unless the context otherwise requires.

The notes will be issued pursuant to an indenture (the “base indenture”), as supplemented by a supplemental indenture (together with the base indenture, the “indenture”), in each case to be dated as of the issue date of the notes and to be among the Issuer, the REIT and U.S. Bank National Association, as trustee (the “trustee”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of some of the provisions of the notes and the indenture and does not purport to be complete. This description is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions in the indenture of certain terms used in this description. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. You may request a copy of the indenture from us as described in “Where you can find more information.”

General

The notes:

•	will be our general unsecured, senior obligations;

•	will mature on , 20 unless earlier redeemed;

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “Book-entry settlement and clearance”;

•	will not be entitled to the benefits of, or be subject to, any sinking fund;

•	will not be convertible into or exchangeable for any partnership interests or capital stock of the Issuer or the REIT; and

•	will be initially guaranteed on a senior unsecured basis by only the REIT.

The notes will initially be limited to an aggregate principal amount of $            . We may, without the consent of or notice to the holders of the notes, increase the aggregate principal amount of the notes by issuing additional notes from time to time in the future. Any such additional notes will have the same terms, provisions and CUSIP number as the notes offered hereby, except (i) for any difference in issue price, interest accrued prior to the issue date and first interest payment date of those additional notes and (ii) if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. The notes and any additional notes we may issue in the future will vote and act together as a single class under the indenture, which means that, in circumstances where the indenture provides for holders of the notes to vote or take any action, the notes offered hereby and any additional notes that we may issue in the future will vote or take that action as a single class.

Except as described in “—Certain covenants” and “—Merger, consolidation or sale of assets,” the indenture governing the notes does not prohibit the Issuer or the REIT or any of our or the REIT’s subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the Issuer or the REIT, (2) a change of control of the Issuer or the REIT or (3) a merger, consolidation, reorganization, restructuring, sale, transfer or lease of all or substantially all of the Issuer’s or the REIT’s assets or similar transactions that may adversely affect the holders of the notes. We or the REIT may, in the future, enter into certain transactions, such as the sale of all or substantially all of our or the REIT’s assets or a merger or consolidation, that may increase the amount of our or the REIT’s indebtedness or substantially change our or the REIT’s assets, which may have a material adverse effect on our ability to service our indebtedness, including the notes. See “Risk factors—Risks relating to the notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.” Furthermore, the notes and the indenture do not include any provisions that would allow holders of the notes to require us or the REIT to repurchase or redeem the notes in the event of a transaction of the nature described above.

We do not intend to list the notes on any securities exchange or include them on any quotation system.

Interest

Interest on the notes will accrue at the rate of     % per year from and including             , 2015 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on                 and                 of each year, beginning             , 2015. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the or (whether                 or                 not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the notes, we will pay accrued and unpaid interest, if any, to the holder that surrenders a note for redemption. However, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our Subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the notes and our other unsecured obligations only after all of our indebtedness secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. Although the indenture will contain covenants that will limit our ability and the ability of our subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant limitations and we and our subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating these covenants. See “Risk factors—Risks relating to the notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Guarantees

The REIT and the other Guarantors (if any) will jointly and severally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. On the issue date of the notes, only the REIT, which is the only guarantor of our term loan facility and our outstanding 5.875% Senior Notes due 2018, will be a Guarantor of the notes. The obligations of each Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law.

The guarantee of each Guarantor will be a senior unsecured obligation of that Guarantor and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of that Guarantor. The guarantee of each Guarantor will be effectively subordinated in right of payment to:

•	all existing and future mortgage indebtedness and other secured indebtedness of that Guarantor (to the extent of the value of the collateral securing such indebtedness); and

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the subsidiaries of that Guarantor (other than the Issuer in the case of the REIT) that do not guarantee the notes.

Each Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

A Guarantor will be released from its obligations under the indenture:

(a) in the case of a Subsidiary Guarantor, upon the sale or other disposition of the Subsidiary Guarantor;

(b) in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;

(c) if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance and discharge” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(d) upon delivery of an officer’s certificate to the trustee that the Guarantor does not guarantee the obligations of the Issuer under any indebtedness for money borrowed of the Issuer and that any other guarantees of the Guarantor have been released other than through discharges as a result of payment by such Guarantor on such guarantees.

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a Person other than the REIT or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

If, at any time after the issuance of the notes, a Subsidiary of the Issuer or the REIT (including any future Subsidiary) guarantees more than $35 million of our indebtedness for money borrowed or more than $35 million of the indebtedness for money borrowed of the Issuer’s or the REIT’s other Subsidiaries, the Issuer or the REIT, as applicable, will cause such Subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

As of December 31, 2014, the indebtedness and other liabilities of the subsidiaries of the REIT (other than the Issuer) and the subsidiaries of the Issuer were approximately $980.9 million (excluding intercompany indebtedness and liabilities). Such subsidiaries generated 100% of the REIT’s consolidated total revenues for the year ended December 31, 2014. The assets of such subsidiaries represented 100% of the REIT’s total consolidated assets as of December 31, 2014.

Optional redemption

We may, at our option, redeem the notes, at any time or from time to time prior to             , 20     (             months prior to the maturity date) in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus             basis points; plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

In addition, we may, at our option, redeem the notes, at any time or from time to time on or after                 , 20     (             months prior to the maturity date), in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the applicable redemption date.

Notwithstanding the two immediately preceding paragraphs, if the redemption date falls after a record date for the payment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holders of record at the close of business on the corresponding record date according to the terms and the provisions of the indenture.

Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If we redeem the notes in part, the trustee will select the notes to be redeemed (in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or by such other method it deems fair and appropriate or is required by the depository for notes in global form.

In the event of any redemption of notes in part, we will not be required to:

•

register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes called for redemption on the redemption date, then on and after the redemption date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price plus accrued and unpaid interest, if any.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Issuer using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date and shall not be less than zero.

“Comparable treasury issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent investment banker” means one of J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated or Wells Fargo Securities, LLC and each of their respective successors (whichever shall be appointed by the Issuer in respect of the applicable redemption date) or, if any such firm or its respective successor, if any, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable treasury price” means, with respect to any redemption date, (i) if four Reference Treasury Dealer Quotations are obtained, the average (as calculated by the Issuer) of the remaining Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the Issuer) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference treasury dealer” means each of (i) J.P. Morgan Securities LLC (or its successor) or an affiliate thereof which is a Primary Treasury Dealer (as defined below); (ii) Morgan Stanley & Co. Incorporated (or its successor) or an affiliate thereof which is a Primary Treasury Dealer; (iii) a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC (or its successor); provided, however, that if any such firm (or, if applicable, any of their affiliates) or any of their successors, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer; and (iv) one other Primary Treasury Dealer selected by the Issuer.

“Reference treasury dealer quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average (as calculated by the Issuer) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Certain covenants

The indenture will contain the following covenants for the benefit of holders of the notes:

Aggregate debt test.    The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the REIT and its Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

•	the Total Assets of the REIT and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the REIT or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the REIT or any of its Subsidiaries whenever the REIT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt service test. The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions:

•

such Debt and any other Debt (including without limitation Acquired Debt) incurred by the REIT or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•

the repayment or retirement of any other Debt of the REIT or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (provided that, except to the extent set forth in the preceding or following bullet, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•

in the case of any acquisition or disposition by the REIT or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the REIT or any of its Subsidiaries whenever the REIT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Secured debt test.    The REIT will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the REIT or any of its Subsidiaries, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the REIT and its Subsidiaries which is secured by a Lien on any property or assets of the REIT or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•	the Total Assets of the REIT and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the REIT or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the REIT or any of its Subsidiaries whenever the REIT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets.    The REIT will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the REIT and its Subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

Existence.    Except as permitted in “—Merger, consolidation or sale of assets,” the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and the REIT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Issuer nor the REIT will be required to preserve any right or franchise if the board of directors of the REIT (or any duly authorized committee of that board of directors) determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or the REIT, as the case may be.

Maintenance of properties.    The REIT will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the REIT may be necessary in order for the REIT to at all times properly and advantageously conduct its business carried on in connection with such properties. Neither we nor the REIT nor its Subsidiaries will be prevented from selling or otherwise disposing of for value properties in the ordinary course of business consistent with the terms of the indenture.

Insurance.    The REIT will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the REIT and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims.    The REIT will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, the REIT will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of financial information.    The REIT will file with the trustee, within 15 days after the REIT is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the REIT may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the REIT is not required to file information, documents or reports pursuant to those Sections, then the REIT will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange.

Merger, consolidation or sale of assets

We and the REIT may consolidate with, or sell, lease or convey all or substantially all of our or the REIT’s, as the case may be, respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or the REIT, as the case may be, shall be the continuing entity, or if other than us or the REIT, as the case may be, the successor entity formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and premium, if any, and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the notes or the guarantees endorsed on the notes, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, us or the REIT, as the case may be, under the indenture.

Events of default

The indenture provides that the following events are “Events of Default” under the notes:

•	default in the payment of any interest on the notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of any principal of or premium, if any, on the notes, or any redemption price due with respect to the notes, when due and payable;

•	failure by us or the REIT to comply with our or the REIT’s respective obligations described under “—Merger, consolidation or sale of assets”;

•

default in the performance, or breach, of any of our or the REIT’s other covenants or warranties in the indenture and continuance of such default or breach for a period of 60 days after written notice is received by us as provided in the indenture;

•

any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that is not also a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by us or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

•

default under any bond, debenture, note, mortgage, indenture or instrument, other than Nonrecourse Debt, under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the REIT, the Issuer or by any of their respective Significant Subsidiaries, the repayment of which the REIT, the Issuer or any of their respective Significant Subsidiaries have guaranteed or for which the REIT, the Issuer or any of their respective Significant Subsidiaries are directly responsible or liable as obligor or guarantor, having an aggregate principal amount in excess of $50 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument; or

•

certain events of bankruptcy, insolvency or reorganization involving, or court appointment of a receiver, liquidator or trustee for the REIT, the Issuer or any of their respective Significant Subsidiaries.

If an Event of Default occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in each such case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of, and accrued and unpaid interest on, all of the notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding notes may rescind and annul the declaration and its consequences if:

•

we shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of or interest on the notes, have been cured or waived as provided in the indenture.

The indenture also will provide that the holders of not less than a majority in aggregate principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes within 90 days of any known default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or premium, if any, or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in aggregate principal amount of the outstanding notes, as well as an offer of reasonable indemnity, and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding notes. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of or premium, if any, or interest on the notes on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the then outstanding notes under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in aggregate principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the notes not joining therein.

Within 120 days after the close of each fiscal year, we and the REIT must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, waiver and meetings

The provisions described under the heading “Description of Debt Securities—Modification of the Indenture” will apply to the notes, other than the clauses described in the first and last bullets of the first paragraph under such heading. In addition, the indenture for the notes will provide that the Issuer, the REIT and the trustee, without the consent of the holders of the notes, may amend the indenture and the terms of the notes for the following specified purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any respect; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the notes as described below in “—Discharge, defeasance and covenant defeasance”; provided that the action shall not adversely affect the interests of the holders of the notes in any respect.

The indenture will contain provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Issuer or the holders of at least 25% in aggregate principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in aggregate principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in aggregate principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding notes, holders holding or representing the specified percentage in aggregate principal amount of the outstanding notes will constitute a quorum with respect to that matter.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of a specified percentage in aggregate principal amount of all outstanding notes affected thereby, there shall be no minimum quorum requirement for that meeting and the aggregate principal amount of outstanding notes that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, defeasance and covenant defeasance

The indenture shall cease to be of further effect and each Guarantor shall be released from its guarantee of the notes (subject to the survival of specified provisions) when:

(1) either (A) all outstanding notes have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding notes have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and we have deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest, to the date of such deposit (if the notes have become due and payable) or to the maturity date or redemption date, as the case may be;

(2) we have paid or caused to be paid all other sums payable under the indenture with respect to the notes; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the notes have been complied with.

The indenture provides that we may elect:

•	to be discharged from any and all obligations in respect of the notes (subject to the survival of specified provisions) (“legal defeasance”); or

•

to be released from compliance with the covenants described in “—Certain covenants” (other than the covenant of the Issuer and the REIT to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted in “—Merger, consolidation or sale of assets”) and the provisions described in “—Certain covenants—Provision of financial information”) (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, we will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations (as defined below) that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the notes on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the notes. Upon any legal defeasance (but not covenant defeasance) each Guarantor will be released from its guarantee of the notes.

The trust described in the preceding paragraph may only be established if, among other things:

•

we have delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•

if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the notes, provided such notes are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem the notes on the date and to provide notice of the redemption to the holders of the notes;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Issuer, the REIT or any Subsidiary Guarantor is a party or by which any of them is bound; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes shall have occurred and shall be continuing on the date of, or, solely in the case of Events of Default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the notes, then any failure by the Issuer or the REIT to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the notes are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, the Issuer and each Guarantor would remain liable to make payment of such amounts due at the time of acceleration.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Payments on the notes; paying agent and registrar; transfer

We will pay principal of and premium, if any, on certificated notes, if issued, at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in St. Paul, Minnesota as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we or the REIT may act as paying agent or registrar. Interest on certificated notes, if issued, will be payable (1) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to such holders and (2) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each such holder or, upon application by such a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.

We will pay principal of and premium, if any, and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in United States dollars.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, including opinions of counsel. No service charge will be imposed by us, the REIT, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of the note for all purposes.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator, stockholder or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture, or any guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture, the notes and each guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired debt” means Debt of a Person:

•	existing at the time such Person is merged or consolidated with or into the REIT or any of its Subsidiaries or becomes a Subsidiary of the REIT; or

•	assumed by the REIT or any of its Subsidiaries in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the REIT or any of its Subsidiaries or becomes a Subsidiary of the REIT or the date of the related acquisition, as the case may be.

“Annual debt service charge” means, for any period, the interest expense of the REIT and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

•	all amortization of debt discount and premium and deferred financing costs;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of capitalized lease obligations, excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions.

“Approved bond transaction” means those real property projects and any other real property developments (a) in which the REIT or any of its Subsidiaries acquires an interest as a lessee in real property subject to a bond transaction encumbering the property wherein the REIT or any of its Subsidiaries is also the owner of the applicable bonds; (b) pursuant to which rental payments of the REIT or any of its Subsidiaries as lessee ultimately run to the REIT or any of its Subsidiaries in the form of payments on the applicable bonds and are in an amount that are equivalent (or nearly so) with the required payments under the bonds; and (c) which lease (i) has a remaining term of not less than twenty (20) years or provides a purchase option in favor of the REIT or any of its Subsidiaries for the underlying land that is exercisable by the REIT or any of its Subsidiaries at the option of the REIT or any of its Subsidiaries, as appropriate, prior to or simultaneously with the expiration of the lease and for a de minimus or nominal purchase price, (ii) under which any required rental payment or other payment due under such lease from the REIT or any of its Subsidiaries to the lessor have been assigned to secure the bonds held by the REIT or any of its Subsidiaries and no payment default has occurred and no other default has occurred which would permit the termination of the lease, (iii) where no party to such lease is the subject of bankruptcy, insolvency, receivership or other similar events, (iv) contains customary provisions either (A) protective of any lender to the lessee or (B) whereby the lessor expressly agrees upon request to subordinate the lessor’s fee interest to the rights and remedies of such a lender, (v) where the REIT’s or any of its Subsidiaries’ interest in the real property or the lease is not subject to any Lien (other than a permitted Lien) and the instruments securing the bonds held by the REIT or any of its Subsidiaries, and (vi) such lease and bond documents permit reasonable transferability thereof (including the right to sublease to occupancy tenants).

“Consolidated income available for debt service” for any period means Consolidated Net Income of the REIT and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt (excluding the interest expense component of capitalized lease obligations in respect of Approved Bond Transactions);

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments, and impairment charges;

•	property depreciation and amortization;

•

the effect of any non-cash items, including the effect of non-recurring or other unusual items, as determined by us in good faith, and swap ineffectiveness charges or income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with United States generally accepted accounting principles; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the REIT and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•

the portion of net income (but not losses) of the REIT and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the REIT or one of its Subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

•	borrowed money or obligations evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the REIT or a Subsidiary of the REIT, by the REIT’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

•

any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, excluding the principal component of capitalized lease obligations in respect of Approved Bond Transactions; or

•

to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

“Equity interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such

Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Government obligations” means securities which are:

•	direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

•

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantors” means (i) the REIT and (ii) each of the Issuer’s or the REIT’s Subsidiaries, if any, that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Subsidiary constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the notes when its respective guarantee is released in accordance with the terms of the indenture.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Nonrecourse debt” means, with respect to a Person, (a) Debt for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Debt shall not constitute “Nonrecourse Debt” only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Debt or (b) if such Person is a Single Asset Entity, any Debt for borrowed money of such Person.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by the REIT or any of its Subsidiaries or any unconsolidated affiliate of the REIT or any of its Subsidiaries and which is located in a state of the United States of America or the District of Columbia.

“Significant subsidiary” means any Subsidiary the Total Assets of which constitute more than 5% of the Total Assets of the REIT and its Subsidiaries.

“Single asset entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to United States generally accepted accounting principles.

“Subsidiary guarantor” means each Subsidiary of the Issuer or the REIT, if any, that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the indenture as a Guarantor.

“Total Assets” means, with respect to any Person, the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•

all other assets of such Person (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions), all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total unencumbered assets” means, with respect to any Person, the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•

all other assets (excluding (i) accounts receivable, (ii) intangibles (but not excluding intangibles related to real property acquisitions) and (iii) the principal component of capitalized lease obligations in respect of Approved Bond Transactions) of the REIT and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain covenants—Maintenance of total unencumbered assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets. For the avoidance of doubt, cash held by a “qualified intermediary” in connection with proposed like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, which may be classified as “restricted” for purposes of United Stated generally accepted accounting purposes, will nonetheless be considered Total Unencumbered Assets, so long as the REIT or a Subsidiary thereof has the right to (i) direct the qualified intermediary to return such cash to the REIT or a Subsidiary thereof if and when the REIT or a Subsidiary thereof fails to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

“Undepreciated real estate assets” means, with respect to any Person, as of any date, the cost (original cost plus capital improvements) of real estate assets of such Person and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Unsecured debt” means Debt of the REIT or any of its Subsidiaries which is not secured by a Lien on any property or assets of the REIT or any of its Subsidiaries.

Book-entry settlement and clearance

The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, “Global Notes”).

Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of global notes for certificated notes.”

Transfers of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC)), which may change from time to time.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of and premium and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes.

Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuer nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for a Certificated Note if:

•

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same day settlement and payment

We will make payments in respect of notes represented by Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the DTC or its nominee. We will make all payments of principal of and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no account is specified, by mailing a check to each holder’s registered address. See “Description of notes—Payments on the notes; paying agent and registrar; transfer.” Notes represented by Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in notes represented by Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Material U.S. federal income tax consequences

The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and supplements the discussion included in the accompanying prospectus under the heading “Federal Income Tax Considerations.” It is based upon laws, regulations (“Treasury Regulations”), rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change (possibly retroactively) by legislation, administrative action or judicial decision. The discussion does not address the application of the tax laws of any state, local or non-U.S. jurisdiction. In addition, it applies only to those persons who purchase notes in the initial offering at their issue price and who will hold notes as a “capital asset” (within the meaning of Section 1221 of the Code). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. For example, this discussion does not address U.S. federal income tax consequences applicable to taxpayers subject to special rules (such as brokers or dealers in securities and/or currencies, traders in securities who elect a mark-to-market method of tax accounting, financial institutions (including banks), tax-exempt organizations, insurance companies, passive foreign investment companies, or U.S. expatriates or former long-term residents), taxpayers with a functional currency other than the U.S. dollar, taxpayers who will hold notes as a position in a straddle, as part of a synthetic security or hedge, or as part of a conversion transaction or other integrated investment, or taxpayers investing in notes through an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner (other than a partnership for U.S. federal income tax purposes) that is not a “U.S. holder”.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

U.S. holders

Payments of interest.    Stated interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

For U.S. federal income tax purposes, if the principal amount of a note exceeds the issue price by more than a de minimis amount, as determined under the applicable Treasury regulations, the excess is treated as original issue discount (“OID”). It is expected that the notes will not be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. If, contrary to expectations, the notes are issued with more than a de minimis amount of OID, a U.S. holder will be required to include the OID in income (as ordinary income) for U.S. federal income tax purposes as it accrues (regardless of the holder’s accounting method for U.S. federal income tax purposes), in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Disposition.    Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable capital gain or loss equal to the difference, if any, between the amount realized (other than amounts attributable to accrued and unpaid stated interest on the note, which will be treated as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income) and the holder’s adjusted tax basis in the note at the time. A U.S. holder’s adjusted tax basis in a note will, in general, equal the U.S. holder’s cost for that note increased by any previously accrued OID, if any. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the note disposed of is more than one year. For non-corporate U.S. holders, long-term capital gains are currently subject to a lower tax rate than ordinary income. The deductibility of capital losses is subject to limitations.

Medicare contribution tax.    U.S. holders who are individuals, estates or certain trusts generally are required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the disposition of our notes), or in the case of estates and trusts, on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds. If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the potential applicability of this tax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding.    Information returns will be filed with the IRS in connection with payments on the notes, accrual of OID, if any, and the proceeds from a sale or other disposition of the notes unless an exemption applies. A U.S. holder may be subject to U.S. backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. holders

Payments of interest and OID.    Subject to the discussions of backup withholding and FATCA below, a non-U.S. holder will generally not be subject to U.S. withholding tax on interest (including OID, if any) paid or accrued on a note, provided that:

•	the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our capital or profits interests;

•	the non-U.S. holder is not a controlled foreign corporation that is actually or constructively related to us;

•	the non-U.S. holder is not a bank described in Section 881(c)(3)(A) of the Code;

•

either (1) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and certifies, under penalties of perjury, that it is not a U.S. holder or (2) the non-U.S. holder holds its notes through certain foreign intermediaries and the holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations; and

•	we and our paying agent do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

A non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States

(generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net income basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits. If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to withholding, currently imposed at a rate of 30% (or a lower applicable treaty rate).

Disposition.    Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless:

(1) such gain is effectively connected with the conduct by such a non-U.S. holder of a U.S. trade or business (and, if certain tax treaties apply, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2) in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

A non-U.S. holder described in clause (1) above will be subject to tax on the net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or a lower applicable treaty rate) on such non-U.S. holder’s effectively connected earnings and profits. An individual described in clause (2) above will be subject to a flat 30% tax on any gain derived from the sale, which may be offset by certain United States source capital losses (even though the individual is not considered a resident of the United States) but may not be offset by any capital loss carryovers.

Medicare contribution tax.    A non-U.S. holder that is a foreign estate or trust may be subject to the Medicare contribution tax described under “U.S. holders—Medicare contribution tax” above. If you are a non-U.S. holder that is a foreign estate or trust, you are urged to consult your own tax advisor regarding the potential applicability of this tax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding.    A non-U.S. holder will be subject to information reporting with respect to interest (including OID, if any) paid or accrued on a note and may be subject to information reporting with respect to amounts realized on the disposition of a note. A non-U.S. holder not subject to U.S. income tax may nonetheless be subject to backup withholding on interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note, unless the non-U.S. holder certifies its non-U.S. status by providing the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner.

Foreign account tax compliance act.

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax (i) on interest and OID paid on notes and (ii) gross proceeds from the sale or other disposition of notes that occurs after December 31, 2016, in each case if the notes are held by or through:

•

certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) to withhold on certain payments; or

•

a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). If FATCA withholding is so required, we will not be required to pay any additional amounts with respect to any amounts withheld. Prospective investors are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in notes.

Underwriting (Conflicts of interest)

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per Note		%
Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $            .

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

Conflicts of interest

We intend to use more than 5% of the net proceeds of this offering to repay our outstanding indebtedness under our Bridge Loan dated January 6, 2015, under which JPMorgan Chase Bank, N.A. acts as the administrative agent and JPMorgan Chase Bank, N.A., PNC Bank, National Association, Morgan Stanley Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association are lenders. Because J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A.; Morgan Stanley & Co. LLC, an affiliate of Morgan Stanley Bank, N.A.; and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, National Association, are underwriters of this offering, a “conflict of interest” is deemed to exist under FINRA Rule 5121. Accordingly, the offering will be made in compliance with the applicable provisions of FINRA Rule 5121. In addition, in accordance with Rule 5121, J.P. Morgan Securities LLC, Morgan Stanley & Co, LLC and Wells Fargo Securities, LLC will not make sales to discretionary accounts without the prior written consent of the customer.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Additionally, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as the administrative agent and a lender under our credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters, including the validity of the notes and the guarantee, is being passed upon for us by King & Spalding LLP. Certain matters of Maryland law is being passed upon for us by Venable LLP. Davis Polk & Wardwell LLP is acting as counsel to the underwriters.

Experts

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company files annual, quarterly and current reports and other information with the SEC. You can read the Company’s SEC filings over the Internet at the SEC’s website at www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available in the investor relations portion of our website at http://www.columbiapropertytrust.com. The information on, or accessible through, our web site is not part of this prospectus supplement or the accompanying prospectus unless specifically incorporated herein by reference.

Incorporation by reference

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus supplement information in documents that have been filed with it, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference in this supplement will be deemed to be modified or superseded for purposes of this prospectus supplement or any future prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below that were filed by us with the SEC and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all the securities offered by this prospectus supplement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Current Reports on Form 8-K filed on January 8, 2015 (other than Items 7.01 and 9.01) and March 9, 2015;

•	Definitive Proxy Statement for the Company’s Annual Meeting of Stockholders held on July 16, 2014; and

•

the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A filed on October 7, 2013, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Columbia Property Trust, Inc.

One Glenlake Parkway, Suite 1200

Atlanta, Georgia 30328

Attn: Secretary

PROSPECTUS

COLUMBIA PROPERTY TRUST, INC.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees of Debt Securities, and Warrants

COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may offer and sell these securities from time to time in one or more offerings.

Each time that we sell securities under this prospectus, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering.

Columbia Property Trust, Inc. common stock is traded on the New York Stock Exchange under the symbol “CXP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 15, 2014

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL ONLY THE SECURITIES OFFERED HEREBY AND THEREBY, AND ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THEIR RESPECTIVE DATES.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Columbia Property Trust,” “we,” “us” and “our” refer, collectively, to Columbia Property Trust, Inc. and its consolidated subsidiaries, including Columbia Property Trust Operating Partnership, L.P.; the “Company” refers only to Columbia Property Trust, Inc. and not to any of its subsidiaries or affiliates; and the “Operating Partnership” refers only to Columbia Property Trust Operating Partnership, L.P. and not to its parent or subsidiaries or affiliates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell:

•	debt securities of the Operating Partnership, guaranteed by the Company;

•	common stock of the Company;

•	preferred stock of the Company;

•	debt securities of the Company;

•	warrants of the Company; and

•	depositary shares of the Company

in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about the Company and the Operating Partnership and the securities offered under this prospectus. That registration statement can be read at the SEC’s web site mentioned under the heading “Where You Can Find More Information.”

COLUMBIA PROPERTY TRUST, INC. AND COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.

Columbia Property Trust, Inc., or the Company, is a Maryland corporation that operates in a manner so as to qualify as a real estate investment trust (a “REIT”) for federal income tax purposes and engages in the acquisition and ownership of commercial real estate properties, including properties that have operating histories, are newly constructed, or are under construction. The Company was incorporated in 2003, commenced operations in 2004, and listed its common stock on the New York Stock Exchange in 2013. The Company conducts its business primarily through Columbia Property Trust Operating Partnership, L.P., a Delaware limited partnership, or the Operating Partnership. The Company is the sole general partner of the Operating Partnership and possesses full legal control and authority over its operations. The Operating Partnership is directly and indirectly 100% owned by the Company. The Operating Partnership acquires, develops, owns, leases and operates real properties directly, through wholly-owned subsidiaries and through joint ventures.

We typically invest in high-quality, income-generating office properties. As of June 30, 2014, we owned interests in 37 office properties and one hotel, which includes 58 operational buildings, comprising approximately 16.8 million square feet of commercial space located in 12 states and the District of Columbia. Of these office properties, 36 are wholly owned and one is owned through a consolidated subsidiary. As of June 30, 2014, our office properties were approximately 93.5% leased.

Our principal executive offices are located at One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328. Our main telephone number is (404) 465-2200. Our website is http://www.columbiapropertytrust.com. Information contained on our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company files annual, quarterly and current reports and other information with the SEC. You can read the Company’s SEC filings over the Internet at the SEC’s website at www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. The Company’s SEC filings are also available in the investor relations portion of the Company’s website at http://www.columbiapropertytrust.com. The information on, or accessible through, our web site is not part of this prospectus unless specifically incorporated herein by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ into this prospectus information in documents that have been filed with it, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus and any prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or a document incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the documents listed below that were filed by us with the SEC and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or any prospectus supplement; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2013;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Current Reports on Form 8-K filed on January 24, 2014, July 1, 2014, July 21, 2014 and September 15, 2014;

•	Definitive Proxy Statement for the Company’s Annual Meeting of Stockholders held on July 16, 2014; and

•	the description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A filed on October 7, 2013, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to us at the following address:

Columbia Property Trust, Inc.

One Glenlake Parkway, Suite 1200

Atlanta, Georgia 30328

Attn: Secretary

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that Columbia Property Trust files with the SEC or in connection with oral statements made to the press, potential investors or others. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company’s most recent Annual Report on Form 10-K, which has been incorporated into this prospectus by reference, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in the Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference to the Company’s most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by the Company’s subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities in a manner consistent with the Company’s intention to continue to qualify for taxation as a REIT.

RATIOS OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below presents our ratio of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,					Six Months Ended June 30, 2014
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges (1)	1.22	1.70	1.79	1.47	1.82	1.34

(1)	For the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009, amounts have been retroactively adjusted as appropriate, including classifying revenues and expenses from properties sold as discontinued operations for the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings consist of net income, plus fixed charges, less net income attributable to noncontrolling interests. Fixed charges consist of interest expense, including interest expense included in discontinued operations.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

DESCRIPTION OF DEBT SECURITIES

As used in this section, references to the “Operating Partnership,” “we,” “our” or “us” refer solely to Columbia Property Trust Operating Partnership, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees by the Company. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities may be offered either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities will be the Company or the Operating Partnership’s senior unsecured obligations and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between the Company, or the Company and the Operating Partnership and U.S. Bank National Association, as trustee. The indenture will contain the full legal text of the matters described in this section. We have summarized select portions of the indenture below. The summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of the terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement, and this summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the Company’s board of directors and set forth or determined in the manner provided in a resolution of the Company’s board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, we can issue an unlimited amount of the debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of and premium, if any, on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, we may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. In addition, we may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a foreign currency unit or units. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Ranking

The debt securities will be senior or subordinated obligations and we will set forth in the applicable prospectus supplement the ranking of any series of debt securities.

Guarantee

The Company may fully and unconditionally guarantee the Operating Partnership’s obligations under any debt securities issued by the Operating Partnership, including the due and punctual payment of principal of and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or otherwise.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the issuer of the debt securities may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor corporation assumes by supplemental indenture all of the obligations of the issuer under the indenture;

•	immediately after giving effect to the transaction, no event of default and no event which, after notice or the lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger, amalgamation, arrangement or consolidation of the Operating Partnership or the Company with a Subsidiary of the Company if the Company’s board of directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation or convert the form of organization to another form.

In the case of any such merger, amalgamation, arrangement, consolidation, sale, transfer, conveyance or other disposition, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the Operating Partnership or the Company, as the case may be, under the indenture and, subject to the terms of the indenture, the Operating Partnership or the Company, as the case may be, will be released from its obligations under the indenture.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Subsidiary” means, (1) any Person, corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, or one or more Subsidiaries of such Person, and (2) any other entity the accounts of which are consolidated with those of such Person pursuant to GAAP.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the following will be “Events of Default” with respect to any series of debt securities:

(1)	the failure to pay interest on the debt securities of such series when the same becomes due and payable, and the Default continues for a period of 30 days;

(2)	the failure to pay the principal (or premium, if any) of the debt securities of such series, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)	a default in the observance or performance of any other covenant or agreement contained in the indenture with respect to such series of debt securities, and the default continues for a period of 60 days after the Company or the Operating Partnership, as applicable, receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of such series of debt securities; or

(4)	certain events of bankruptcy or insolvency affecting the Company, the Operating Partnership or any other Significant Subsidiary.

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of a particular series shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the debt securities of such series may declare the principal of, and accrued interest on, to be due and payable by notice in writing to the Company or the Operating Partnership, as applicable, and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (4) above with respect to the debt securities of a particular series occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture will provide that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the preceding paragraph, the holders of a majority in principal amount of such series of debt securities may rescind and cancel such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree;

•	all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	the Operating Partnership has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Holders of a majority in principal amount of a series of affected debt securities may waive any existing default or Event of Default and its consequences with respect to the series, except a default (i) in the payment of the principal of or interest on the debt securities or (ii) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

The trustee will be required to give notice to the holders of an affected series of debt securities within 90 days of a default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any default with respect to such series of debt securities (except a default in the payment of the principal of or premium, if any, or interest on the series of debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of a series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to such series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders of such series of debt securities shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

The Company or the Operating Partnership, as applicable, will be required to provide an officers’ certificate to the trustee promptly upon becoming aware of any default or Event of Default, specifying such default or Event of Default and further stating what action the Operating Partnership has taken, is taking or proposes to take with respect thereto. In addition, within 120 days after the close of each fiscal year, the Operating Partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

“Significant Subsidiary” means, with respect to the Company or the Operating Partnership, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Company or the Operating Partnership, as the case may be.

Modification of the Indenture

Unless we state otherwise in the applicable prospectus supplement, from time to time, the Operating Partnership, the Company and the trustee, without the consent of the holders of the affected series of debt securities, may amend the indenture and the terms of the affected series of debt securities for certain specified purposes, including:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to conform the terms of the indenture, the series of debt securities and/or the guarantee to this “Description of Debt Securities” and to the additional terms set forth in the applicable prospectus supplement;

•	to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Operating Partnership’s or the Company’s obligations under the indenture and the series of debt securities, in each case in compliance with the provisions thereof;

•	to comply with the rules of any applicable securities depository;

•	to make any change that would provide any additional rights or benefits to the holders of a series of debt securities (including to secure such series of debt securities, add guarantees with respect thereto, transfer any property to or with the trustee, add to the covenants for the benefit of the holders of such series of debt securities, add any additional events of default for such series of debt securities, or surrender any right or power conferred upon the Operating Partnership or the Company) or that does not adversely affect the legal rights hereunder of any holder of such series of debt securities in any respect; or

•	to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of such series of debt securities in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders of such series of debt securities in any material respect.

In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of the affected series, except that, without the consent of each holder of debt securities of the affected series, no amendment may:

•	reduce the above-stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to change voting requirements set forth in the indenture;

•	reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on such series of debt securities;

•	reduce the principal amount of, change or have the effect of changing the stated maturity of such series of debt securities, or change the date on which such series of debt securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

•	make such series of debt securities payable in currency other than that stated in such series of debt securities or change the place of payment of such series of debt securities from that stated in such series of debt securities or in the indenture;

•	make any change in provisions of the indenture protecting the right of each holder of debt securities of such series to receive payment of principal of and interest on such series of debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities of such series to waive Defaults or Events of Default;

•	make any change to or modify in any manner adverse to the holders of debt securities of such series the terms and conditions of the obligations of the Company under the guarantee;

•	make any change to or modify the ranking of such series of debt securities that would adversely affect the holders thereof;

•	make any change in these amendment and waiver provisions; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities of such series.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture will provide that debt securities of such series owned by the Operating Partnership, the Company or any other obligor upon such series of debt securities or any affiliate of the Operating Partnership, the Company, or of the other obligor shall be disregarded.

Governing Law

The indenture, the debt securities and the guarantees endorsed on the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS OF COLUMBIA PROPERTY TRUST, INC.

Columbia Property Trust, Inc. may issue warrants for the purchase of its preferred stock or common stock by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of Columbia Property Trust, Inc. and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES OF COLUMBIA PROPERTY TRUST, INC.

Columbia Property Trust, Inc. may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Columbia Property Trust, Inc., the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The summary of our depositary shares set forth below is not complete. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which will be in addition to or different from the general terms summarized in this prospectus. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.” In the applicable prospectus supplement, we will describe the terms of the depositary shares, including, where applicable, the following:

•	distributions on the depositary shares;

•	withdrawal rights with respect to the stock underlying the depositary shares;

•	transfer provisions;

•	redemption provisions;

•	voting and other rights;

•	liquidation preferences; and

•	conversion or exchange rights.

DESCRIPTION OF COLUMBIA PROPERTY TRUST, INC. CAPITAL STOCK

We have summarized certain terms and provisions of the Company’s capital stock in this section. The summary is not complete. We have also filed the Company’s charter and bylaws as exhibits to the registration statement. The rights of the Company’s stockholders are also subject to Maryland law, under which the Company was incorporated. You should read the charter and bylaws for additional information before you buy any capital stock.

As used in this section, references to “we,” “our” or “us” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The following description of our capital stock is not complete, but is a summary of portions of our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 325,000,000 shares of capital stock. Of the total shares authorized, 225,000,000 shares are classified as common stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. As of July 31, 2014, (i) 124,969,182 shares of our common stock were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding. Our board of directors, without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. All common stock issued and outstanding is fully paid and nonassessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We do not issue certificates for our shares. Shares are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any unissued shares of common stock or previously classified but unissued shares of preferred stock into one or more classes or series of preferred stock without any action by our stockholders. Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on transfer and ownership of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Our charter authorizes our board of directors to amend our charter from time to time without stockholder approval to increase or decrease the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock without any action by our stockholders. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. Each of our directors is elected to serve for a one-year term, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of our board of directors. Directors are elected by a plurality of all the votes cast in the election of the directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors.

An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called only by our board of directors, the chairman of the board, the president or the chief executive officer and, subject to certain procedural requirements set forth in our Bylaws, must be called by our Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting. The presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Pursuant to our charter and the Maryland General Corporation Law (the “MGCL”), we cannot dissolve, amend our charter, merge, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business (including a consolidation or merger) unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

No Stockholder Rights Plan

We have no stockholder rights plan. Our bylaws contain a provision preventing the board of directors from adopting a stockholder rights plan without the prior approval of the stockholders unless such plan provides that it will expire within one year of adoption unless ratified by the stockholders before the plan expires. Our bylaws further prevent the board of directors from amending this limitation without stockholder approval.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years following the most recent date on which the interested stockholder became an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combinations between us and any other person or entity from the business combination provisions of the MGCL. Our bylaws provide that such resolution may only be revoked, altered or amended, and the board of directors may only adopt any resolution inconsistent with such resolution (including an amendment to that bylaw provision), with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of the Company’s common stock. However, we cannot assure you that our board of directors will not recommend to stockholders that the board of directors revoke, alter or amend this resolution in the future.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved at a special meeting of stockholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (a) a person who makes or proposes to make a control share acquisition; (b) an officer of the corporation; or (c) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares acquired or to be acquired in the control share acquisition. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our charter eliminates all appraisal rights of stockholders.

The control share acquisition provisions of the MGCL do not apply to: (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting the Company from the control share acquisition provisions of the MGCL. This bylaw provision may be amended only with the affirmative vote of a majority of the votes entitled to be cast on such an amendment by holders of outstanding shares of our common stock.

Unsolicited Takeovers

Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation, and who are not affiliated with a person who is seeking to acquire control of the corporation, may elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board requirement;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a requirement for the calling of a special meeting of stockholders only at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

Our charter prohibits our board of directors from taking action to elect to be subject to the provisions of Subtitle 8 except 3-804(c) of the MGCL, which permits a company to include a provision in its charter requiring a vacancy on the board of directors be filled only by the remaining directors and any director so elected to serve for the remainder of the full term of the class of directors in which the vacancy occurred, which provision is included in our charter. As a result, the effect of the restriction on electing to be subject to the provisions of Subtitle 8 is to prevent us, without the approval of the stockholders, from classifying our board of directors or from raising the threshold for removal of a director from a majority to two-thirds of the votes entitled to be cast generally in the election of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in the board of directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (2) require, unless called by our board of directors, the chairman of the board, the president or the chief executive officer, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders and to call a special meeting to consider and vote on such matter.

Restriction on Ownership of Shares

In order for us to qualify as a real estate investment trust, or REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code.

In order to assist us in preserving our status as a REIT, among other purposes, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding common stock. Our charter further prohibits (1) any person from beneficially or constructively owning stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring stock if such transfer would result in our shares of our stock being beneficially owned by fewer than 100 persons. Our board of directors, in its sole discretion, may exempt a person from the 9.8% ownership limits or establish or increase an excepted holder limit for such person. However, our board of directors may not grant such an exemption to or establish or increase an excepted holder limit for any person whose ownership, direct or indirect, of in excess of 9.8% in value of our outstanding stock or 9.8% in value or number of shares (whichever is more restrictive) of our outstanding common stock would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must not and represent that it will not own, actually or constructively, any interests in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.8% interest in such tenant and must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to a trust as described below. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, to determine or ensure our qualification as a REIT.

If any transfer of our stock occurs which, if effective, would result in any person beneficially or constructively owning stock in excess or in violation of the 9.8% ownership limits or would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. If the transfer to the trust would not be effective for any reason to prevent the violation of such limitations, then the transfer of that number of shares that otherwise would cause such violation will be null and void and the prohibited owner will acquire no rights in such shares. Shares held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any transfer of stock that, if effective, would result in shares of our stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee will sell the shares held in the trust to a person, whose ownership of the shares does not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the trustee upon demand.

In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We will have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

Any person who (1) acquires shares in violation of the foregoing restrictions or who would have owned shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) proposes or attempts to transfer shares subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines that (1) it is no longer in our best interest to continue to qualify as a REIT, or (2) compliance with such restrictions is no longer required for REIT qualification.

The 9.8% ownership limits do not apply to the underwriter in a public offering of shares. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Dividends

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. One of our primary goals is to pay regular quarterly distributions to our stockholders. Distributions will be paid to investors who are stockholders as of the record dates selected by our board of directors. Distributions are declared at the discretion of our board of directors.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided notice to us with respect to the time period containing the information and certifications, required by the advance notice procedures set forth in our bylaws.

•	with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•	provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided notice to us within the time period and containing the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Listing

Our common stock is listed on the NYSE under the symbol “CXP.”

Transfer Agent and Registrar

American Stock Transfer & Trust Co., LLC serves as the transfer agent and registrar for the common stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND COLUMBIA PROPERTY TRUST, INC.’S CHARTER AND BYLAWS

The following description of the terms of the Company’s stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement.

As used in this section, references to “we,” “our” or “us” refer solely to Columbia Property Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set by our board of directors pursuant to our bylaws, provided that the number is not fewer than the minimum number required by the MGCL. Our bylaws provide that a majority of our entire board of directors may, at any time, increase or decrease the number of directors, provided that the number is not fewer than the minimum number required by the MGCL nor more than the maximum number of directors set forth in the charter. In addition, pursuant to our election to be subject to Section 3-804(c) of the MGCL as set forth in our charter, any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Removal of Directors

Any director or the entire board of directors may be removed, with or without cause, by a vote of the stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, effect certain mergers, sell all or substantially all of its assets, engage in a share exchange or engage in a similar transaction outside the ordinary course of business (including a consolidation or conversion) unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of charter amendments and extraordinary transactions (which have been first declared advisable by our board of directors) by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Except for certain bylaw amendments relating to our opt-outs from the Maryland Business Combination and Control Share Acquisition Acts and our adoption of a stockholder rights plan, which require the affirmative vote of a majority of the votes cast on the matter by the holders of issued and outstanding shares of our common stock, and for certain bylaw amendments relating to the procedures for amending the foregoing provisions, which require the affirmative vote of a majority of all votes entitled to be cast by the holders of issued and outstanding shares of our common stock, our bylaws provide that our board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply with respect to all or any classes or series of stock to a particular transaction or all transactions occurring after the date of such approval in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Indemnification and Limitation of Liability

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt by us of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person or on such person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer, whether serving or having served us or at our request any other entity, against any claim or liability arising from his or her service in that capacity and to pay or reimburse such individual’s reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any other person, including a person who served a predecessor of ours as an officer or director.

Our board believes that these provisions will facilitate our ability to attract and retain qualified director and officer candidates and may aid in our obtaining director and officer liability insurance and controlling insurance costs. We believe that provisions of this nature are similar to the provisions provided by many other publicly traded companies and, thus, will allow us to compete with those companies for the most qualified candidates.

We also expect to enter into agreements with our directors and certain officers providing contractual indemnification by the Company to the maximum extent authorized by law. In addition, our directors and officers are insured against damages from actions and claims incurred in the course of their duties, and we are insured against expenses incurred in defending lawsuits arising from certain alleged acts of our directors and officers.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions of Maryland law (if we opt into the business combination statute), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the provisions of our charter relating to restrictions on ownership and transfer of our stock and the board’s power to cause us to issue additional shares of common stock or preferred stock and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. However, these provisions may also discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We can issue the securities covered by this prospectus in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the manner in which the securities offered thereby will be issued.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. If we offer equity securities other than common stock (such as preferred stock or depositary shares), if we offer debt securities or warrants, or if the Operating Partnership offers debt securities, information about any additional federal income tax consequences to holders of those securities will be included in the applicable prospectus supplements The law firm of King & Spalding LLP has acted as our tax counsel and reviewed this summary and is of the opinion that this summary, insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of such matters in all material respects. For purposes of this section, references to “Columbia Property Trust,” “we,” “our” and “us” mean only Columbia Property Trust, Inc. and not its subsidiaries or other lower-tier entities, and references to the “Operating Partnership” refer solely to Columbia Property Trust Operating Partnership, L.P. and not to any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Columbia Property Trust and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations; and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

Taxation of Columbia Property Trust

We made an election to be taxed as a REIT under Section 856 of the Internal Revenue Code, effective for our taxable year ended December 31, 2003. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

The law firm of King & Spalding LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the year ended December 31, 2003, through the year ended December 31, 2013, and that our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of King & Spalding LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, ownership, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by King & Spalding LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by King & Spalding LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Many domestic stockholders that are individuals, trusts or estates will be taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’—length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

•	In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

7.	that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

8.	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that condition (6) must be met during the second half of each taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2003.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we have issued in our offerings common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Certain Provisions of Maryland Law and Columbia Property Trust, Inc.’s Charter and Bylaws.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership (as is currently the case), all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. We have jointly elected with certain of our subsidiary corporations to treat such subsidiary corporations as taxable REIT subsidiaries, or “TRSs.” A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from certain temporary investments of new capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

We may make foreign investments that could generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or one of the exceptions described below applies. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which generally means debt that is not subject to contingencies (subject to certain exceptions) and is not convertible to equity. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s interest as a partner in that partnership.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

1)	the sum of:

a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

2)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if the distributions are either (i) declared before we timely file our tax return for the year and paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to certain domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal

Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so as to avoid deriving net income from a prohibited transaction. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and certain involuntary conversions) in the year of sale or (b) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, or the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, in each case excluding sales of foreclosure property and involuntary conversions. In addition, in order for the 10% safe harbor to apply, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with the statutory safe harbor that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described above.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and our stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Columbia Property Trust—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held by us for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of depreciation deductions previously claimed by us.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Columbia Property Trust—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income

(except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Contribution Tax. U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. Although not entirely free from doubt, capital gain dividends received by a Non-U.S. Holder from a REIT that are not USRPI gains should not be treated as ordinary dividend income under the foregoing rule and thus generally should be exempt from U.S. federal income tax, although such amounts may be subject to withholding tax.

Dispositions of Our Stock. Gain recognized by a non-U.S. holder from the sale or exchange of shares of our common stock generally will not be subject to U.S. federal income tax unless:

(1) the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder generally will be subject to the same treatment as domestic shareholders with respect to any gain (and corporate non-U.S. holders may be subject to the additional branch profits tax under certain circumstances);

(2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or

(3) the shares of our common stock constitute a USRPI.

Shares of our common stock will not constitute a USRPI if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held, directly or indirectly, by non-U.S. holders. We believe that we are a domestically controlled REIT and, therefore, that the sale of shares of our common stock will not be subject to taxation as U.S. real property interests. Because our stock is publicly traded, however, there can be no guarantee that we are or will continue to be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT, gain arising from the sale by a non-U.S. holder of shares of our common stock will not be subject to U.S. federal income tax as effectively connected income if:

(1) the class of shares sold is considered (under applicable Treasury Regulations) regularly traded on an established securities market, such as the New York Stock Exchange; and

(2) the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class of shares being sold throughout the shorter of the period during which the non-U.S. holder held such class of shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of shares of our common stock by a non-U.S. holder is treated as gain from the sale of a USRPI, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

On January 17, 2013, the Treasury Department issued final regulations relating to FATCA. As a general matter, and among other things, FATCA will impose a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity certifies it has no substantial U.S. owners or furnishes information regarding each substantial U.S. owner, or (iii) the foreign entity is otherwise excepted under FATCA. Under the regulations, withholding is generally required (i) with respect to dividends on our shares made after June 30, 2014, and (ii) with respect to payments of gross proceeds from a sale or other disposition of our shares after December 31, 2016. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Taxation of Holders of Preferred Stock, Depositary Shares, Debt Securities and Warrants

If we offer one or more series of preferred stock or depositary shares, if we offer debt securities or warrants, or if the Operating Partnership offers debt securities, then there may be tax consequences for the holders of such securities not discussed herein. For a discussion of any such additional consequences, see the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices, or at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering including:

•	the price at which such securities will be offered;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The securities, other than the common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

LEGAL MATTERS

King & Spalding LLP and Venable LLP will pass upon the legality of the securities offered by this prospectus. King & Spalding LLP will pass upon certain tax matters related to the Company.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues over certain operating expenses for the year ended December 31, 2013, incorporated in this Prospectus by reference from the Company’s Form 8-K filed on September 15, 2014, has been audited by Frazier & Deeter, LLC, independent auditors, as stated in their report, which is incorporated herein by reference. Such statement of revenues over certain operating expenses has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.